PTC Announces Third Quarter Fiscal Year 2018 Results Revenue at High End of Guidance and EPS Above Guidance NEEDHAM, MA, July 18, 2018 - PTC (NASDAQ: PTC) today reported financial results for its fiscal third quarter ended June 30, 2018. • Third quarter total revenue was $315 million • Third quarter GAAP net income was $17 million or $0.14 per diluted share; non-GAAP net income was $42 million or $0.36 per diluted share • Third quarter license and subscription bookings were $113 million and subscription mix was 78% • Total deferred revenue, billed and unbilled, was $1.21 billion, an increase of 33% from the same period last year • Third quarter subscription Annualized Recurring Revenue (ARR) was $509 million, an increase of $207 million or 69% from the same period last year “Our third quarter results continued the solid performance we have been driving across our product portfolio,” said James Heppelmann, President and CEO, PTC. “Despite currency headwinds in the quarter, recurring software revenue grew 15% year over year, reflecting the strength of our subscription model, and new bookings were strong.” Heppelmann added, “Through the first three quarters of the fiscal year, CAD bookings grew double-digits, far outpacing market growth, PLM bookings grew above-market, ThingWorx continued to gain significant traction across a broad set of vertical markets, and interest in our augmented reality (AR) solutions accelerated.” Additional third quarter operating and financial highlights are set forth below. Information about our bookings and other reporting measures (as updated) is provided beginning on page four. For additional details, please refer to the prepared remarks and financial data tables that have been posted to the Investor Relations section of our website at investor.ptc.com. • Q3’18 license and subscription bookings were $113 million, up 26% year over year. On a year-to-date basis, bookings were $316 million, up 15% year over year. • Q3’18 software revenue was $274 million, an increase of 10% year over year, despite a 1,400 basis point increase in the subscription mix compared to the same period last year. • Approximately 91% of third quarter software revenue came from recurring revenue streams, up from 87% in the same period last year. • Annualized Recurring Revenue (ARR) was $994 million, an increase of 15% year over year and the sixth consecutive quarter of double-digit year-over-year growth. • Total deferred revenue – billed and unbilled - increased $301 million or 33% year-over-year. Billed deferred revenue increased 4% year-over year to $484 million, despite Q3 this year not including July 1st, whereas July 1st fell in Q3 in FY’17. Recurring billings on July 1, 2018 were about $39 million. Billed deferred revenue can fluctuate quarterly based upon the contractual billing dates in our recurring revenue contracts, the timing of our fiscal reporting periods, and Fx rates.

• GAAP operating margin in the third quarter was 7%, compared to 4% in the same period last year; non-GAAP operating margin was 18%, compared to 15% in the same period last year. • Operating cash flow in the third quarter was $49 million and free cash flow was $42 million. Year-to-date free cash flow was $167 million, up 100% compared to the same period last year. Free cash flow includes cash payments of approximately $1 million for the quarter and $2 million year-to-date related to our past restructuring plans, compared to $6 million in Q3’17 and $35 million for the first three quarters of FY’17. • Total cash, cash equivalents, and marketable securities as of the end of the third quarter was $321 million and total debt, net of deferred issuance costs, was $693 million. During the quarter, we borrowed $150 million in part to finance the share repurchase described below, $100 million of which was repaid prior to quarter end. • As part of our previously announced share repurchase program, we completed a $100 million accelerated stock repurchase agreement during the quarter and retired 1.15 million shares in the quarter. Page 2 of 11

Fiscal 2018 Business Outlook

For the fourth quarter and fiscal year ending September 30, 2018, the company expects:

In millions except per share amounts

Operating Measures(1)	Q4'18 Low	Q4'18 High	FY'18 Low	FY'18 High
Subscription ACV	$ 55	$ 62	$ 173	$ 180
License and Subscription Bookings	$ 135	$ 152	$ 451	$ 468
Subscription % of Bookings	82%	82%	77%	77%

(1)An explanation of the metrics included in this table is provided below.

Financial Measures	Q4'18 Low	Q4'18 High	FY'18 Low	FY'18 High
Subscription Revenue	$ 131	$ 133	$ 471	$ 473
Support Revenue	123	123	502	502
Perpetual License Revenue	25	27	107	109
Total Software Revenue	279	283	1,080	1,084
Professional Services Revenue	39	40	168	169
Total Revenue	$ 318	$ 323	$ 1,248	$ 1,253
Operating Expense (GAAP)	$ 207	$ 210	$ 827	$ 830
Operating Expense (Non-GAAP)	180	183	728	731
Operating Margin (GAAP)	9%	10%	7%	8%
Operating Margin (Non-GAAP)	21%	22%	18%	19%
Tax Rate (GAAP)	30%	30%	(10%)	(10%)
Tax Rate (Non-GAAP)	10%	8%	9%	8%
Shares Outstanding (GAAP)	120	120	118	118
Shares Outstanding (Non-GAAP)	120	120	118	118
EPS (GAAP)	$ 0.10	$ 0.13	$ 0.42	$ 0.47
EPS (Non-GAAP)	$ 0.41	$ 0.46	$ 1.41	$ 1.46
Free Cash Flow			$ 210	$ 220
Adjusted Free Cash Flow			$ 214	$ 224

The fourth quarter and fiscal 2018 non-GAAP operating margin and non-GAAP EPS guidance exclude the estimated items outlined in the table below, as well as any tax effects and discrete tax items (which are not known nor reflected). Adjusted free cash flow excludes $4 million of restructuring payments related to our past restructuring plans.

In millions	Q4'18	FY'18
Effect of acquisition accounting on fair value of acquired deferred revenue	$ 0	$ 1
Restructuring charges	-	(1)
Acquisition-related and other transactional charges	-	2
Headquarters relocation charges (1)	2	5
Intangible asset amortization expense	14	58
Stock-based compensation expense	21	72
Total Estimated Pre-Tax GAAP adjustments	$ 37	$ 137

(1) Represents accelerated depreciation expense recorded in anticipation of exiting our current headquarters facility. In 2019, we will be moving into a new worldwide headquarters in the Boston Seaport District and we will be vacating our current headquarters space. Because our current headquarters lease will not expire until November 2022, we are seeking to sublease that space. If we are unable to sublease our current headquarters space for an amount at least equal to our rent obligations under the current headquarters lease, we will bear overlapping rent obligations for those premises and will be required to record a charge related to any rent shortfall. A charge for such shortfall will be recorded in the earlier of the period that we cease using the space (which will likely occur in the second quarter of our fiscal 2019) or the period we exit the lease contract. Additionally, we will incur other costs associated with the move which will be recorded as incurred.

Page 3 of 11

PTC’s Fiscal 2018 Third Quarter Results Conference Call, Prepared Remarks and Data Tables Prepared remarks and financial data tables have been posted to the Investor Relations section of our website at ptc.com. The Company will host a management presentation to discuss results at 5:00 pm ET on Wednesday, July 18, 2018. To access the live webcast, please visit PTC’s Investor Relations website at investor.ptc.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. To participate in the live conference call, dial 773-799-3757 or 800-857-5592 and provide the passcode PTC. The call will be recorded and a replay will be available for 10 days following the call by dialing 888-562-6809 and entering the pass code 3180. The archived webcast will also be available on PTC’s Investor Relations website. Bookings Metrics We offer both perpetual and subscription licensing options to our customers, as well as monthly software rentals for certain products. Given the difference in revenue recognition between the sale of a perpetual software license (revenue is recognized at the time of sale) and a subscription (revenue is deferred and recognized ratably over the subscription term), we use bookings for internal planning, forecasting and reporting of new license and cloud services transactions. In order to normalize between perpetual and subscription licenses, we define subscription bookings as the subscription annualized contract value (subscription ACV) of new subscription bookings multiplied by a conversion factor of 2. We arrived at the conversion factor of 2 by considering a number of variables including pricing, support, length of term, and renewal rates. We define subscription ACV as the total value of a new subscription booking divided by the term of the contract (in days) multiplied by 365. If the term of the subscription contract is less than a year, the ACV is equal to the total contract value. Beginning in Q3’18, minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation are included in subscription ACV if the period-to-date minimum ACV commitment exceeds actual ACV sold under the Agreement. License and subscription bookings equal subscription bookings (as described above) plus perpetual license bookings plus any monthly software rental bookings during the period. Total ACV equals subscription ACV (as described above) plus the annualized value of incremental monthly software rental bookings during the period. Because subscription bookings is a metric we use to approximate the value of subscription sales if sold as perpetual licenses, it does not represent the actual revenue that will be recognized with respect to subscription sales or that would be recognized if the sales were perpetual licenses, nor does the annualized value of monthly software rental bookings represent the value of any such booking. Total Deferred Revenue Total Deferred Revenue consists of Billed Deferred Revenue and Unbilled Deferred Revenue. We define Unbilled Deferred Revenue as contractually committed orders for license, subscription and support with a customer for which the associated revenue has not been recognized and the customer has not been invoiced. We do not record Unbilled Deferred Revenue on our Consolidated Balance Sheet until we invoice the customer. Billed Deferred Revenue primarily relates to software agreements invoiced to customers for which the revenue has not yet been recognized. Billed deferred revenue can fluctuate quarterly based upon the contractual billing dates in our recurring revenue contracts, the timing of our fiscal reporting periods and Fx rates. Software Revenue Any reference to “total recurring software revenue” or “recurring software revenue” means the sum of subscription revenue and support revenue. Any reference to “total software revenue” or “software revenue” means the sum of subscription revenue, support revenue and perpetual license revenue. “Subscription revenue” includes cloud services revenue. Page 4 of 11

Navigate Allocation Revenue and bookings for Navigate™, a ThingWorx-based IoT solution for PLM are allocated 50% to Solutions and 50% to IoT. Annualized Recurring Revenue (ARR) To help investors understand and assess the success of our subscription transition, we provide an Annualized Recurring Revenue operating measure. Annualized Recurring Revenue (ARR) for a given quarter is calculated by dividing the portion of non-GAAP software revenue attributable to subscription and support for the quarter by the number of days in the quarter and multiplying by 365. (A related metric is Subscription ARR, which is calculated by dividing the portion of non- GAAP revenue attributable to subscription for the quarter by the number of days in the quarter and multiplying by 365.) ARR should be viewed independently of revenue and deferred revenue as it is an operating measure and is not intended to be combined with or to replace either of those items. ARR is not a forecast of future revenue, which can be impacted by contract expiration and renewal rates, and does not include revenue reported as perpetual license or professional services revenue in our consolidated statement of income. Subscription and support revenue and ARR disclosed in a quarter can be impacted by multiple factors, including but not limited to (1) the timing of the start of a contract or a renewal, including the impact of on-time renewals, support win-backs, and support conversions, which may vary by quarter, (2) the ramping of committed monthly payments under a subscription agreement over time, (3) multiple other contractual factors with the customer including other elements sold with the subscription or support contract, and (4) the impact of currency fluctuations. These factors can result in variability in disclosed ARR. Constant Currency Change Metric Year-over-year changes in revenue and bookings on a constant currency basis compare reported results excluding the effect of any hedging converted into U.S. dollars based on the corresponding prior year’s foreign currency exchange rates to reported results for the comparable prior year period. Important Information about Non-GAAP References PTC provides non-GAAP supplemental information to its financial results. We use these non- GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non- GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results and such items often recur. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results. Non-GAAP revenue, non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: fair value of acquired deferred revenue, fair value adjustment to deferred services cost, stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative costs, restructuring charges, headquarters relocation charges, and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and Page 5 of 11 the reasons we exclude them can be found in “Non-GAAP Financial Measures” beginning on page 33 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017. A reconciliation of non-GAAP measures to GAAP results is provided within this press release. PTC also provides information on “free cash flow” and “adjusted free cash flow” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goal of returning approximately 40% of our free cash flow to shareholders via stock repurchases. Free cash flow is net cash provided by (used in) operating activities less capital expenditures; adjusted free cash flow is free cash flow excluding restructuring payments and certain identified non-ordinary course payments. Free cash flow and adjusted free cash flow are not measures of cash available for discretionary expenditures. Forward-Looking Statements Statements in this press release that are not historic facts, including statements about our fourth quarter and full fiscal 2018 targets, and other future financial and growth expectations and targets and anticipated tax rates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may deteriorate; customers may not purchase our solutions or convert existing support contracts to subscription when or at the rates we expect; our businesses, including our Internet of Things (IoT) business, may not expand and/or generate the revenue we expect; foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense; the mix of revenue between license & subscription solutions, support and professional services could be different than we expect, which could impact our EPS results; our transition to subscription-only licensing in the Americas and Western Europe could adversely affect sales and revenue; sales of our solutions as subscriptions may not have the longer-term effect on revenue and earnings that we expect; bookings associated with minimum ACV commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers; the equity purchase by Rockwell Automation and entry into an accelerated share repurchase agreement may not occur when or as we expect; we may be unable to expand our partner ecosystem as we expect and our partners may not generate the revenue we expect; we may be unable to improve performance in Japan when or as we expect; we may be unable to generate sufficient operating cash flow to return 40% of free cash flow to shareholders and other uses of cash or our credit facility limits or other matters could preclude share repurchases. In addition, our assumptions concerning our future GAAP and non- GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. PTC and the PTC logo are trademarks or registered trademarks of PTC Inc. or its subsidiaries in the United States and in other countries. About PTC (NASDAQ: PTC) PTC helps companies around the world reinvent the way they design, manufacture, operate, and service things in and for a smart, connected world. In 1986 we revolutionized digital 3D design, and in 1998 were first to market with Internet-based product lifecycle management. Today, our leading industrial innovation platform and field-proven solutions enable you to unlock value at the convergence of the physical and digital worlds. With PTC, manufacturers and an ecosystem of partners and developers can capitalize on the promise of the Internet of Things and augmented reality technology today and drive the future of innovation. PTC.com @PTC Blogs Page 6 of 11

PTC Investor Relations Contacts Tim Fox, 781-370-5961 tifox@ptc.com Page 7 of 11

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended				Nine Months Ended			
	June 30, 2018		July 1, 2017		June 30, 2018		July 1, 2017	
Revenue:								
Subscription	$	126,712	$	74,859	$	339,651	$	195,001
Support		121,127		140,428		379,007		433,624
Total recurring revenue		247,839		215,287		718,658		628,625
Perpetual license		25,780		32,348		82,604		94,099
Total subscription, support and license revenue		273,619		247,635		801,262		722,724
Professional services		41,158		43,658		128,041		134,936
Total revenue		314,777		291,293		929,303		857,660
Cost of revenue:								
Cost of license and subscription revenue [1]		24,010		21,648		71,505		62,333
Cost of support revenue [1]		22,223		23,635		67,453		69,028
Total cost of software revenue		46,233		45,283		138,958		131,361
Cost of professional services revenue [1]		35,323		36,985		109,187		114,852
Total cost of revenue		81,556		82,268		248,145		246,213
Gross margin		233,221		209,025		681,158		611,447
Operating expenses:								
Sales and marketing [1]		107,741		93,101		305,386		271,568
Research and development [1]		61,218		59,850		187,381		175,474
General and administrative [1]		33,082		35,294		101,439		108,789
Amortization of acquired intangible assets		7,850		7,973		23,566		23,986
Restructuring and headquarters charges, net [2]		1,627		1,551		1,846		8,300
Total operating expenses		211,518		197,769		619,618		588,117
Operating income		21,703		11,256		61,540		23,330
Other expense, net		(11,732)		(10,557)		(33,553)		(30,190)
Income (loss) before income taxes		9,971		699		27,987		(6,860)
Provision (benefit) for income taxes [3]		(7,026)		1,650		(10,809)		4,336
Net income (loss)	$	16,997	$	(951)	$	38,796	$	(11,196)
Earnings (loss) per share:								
Basic	$	0.15	$	(0.01)	$	0.33	$	(0.10)
Weighted average shares outstanding		115,774		115,615		115,915		115,511
Diluted	$	0.14	$	(0.01)	$	0.33	$	(0.10)
Weighted average shares outstanding		117,500		115,615		117,687		115,511

(1) The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended				Nine Months Ended			
	June 30, 2018		July 1, 2017		June 30, 2018		July 1, 2017	
Cost of license and subscription revenue	$	421	$	347	$	1,242	$	954
Cost of support		527		1,139		2,025		3,638
Cost of professional services revenue		1,471		1,505		4,846		4,500
Sales and marketing		4,910		3,296		14,827		11,047
Research and development		3,283		2,805		9,626		9,753
General and administrative		6,046		7,482		19,449		26,247
Total stock-based compensation	$	16,658	$	16,574	$	52,015	$	56,139

(2) Headquarters relocation charges represent accelerated depreciation expense recorded in anticipation of the exit of our current headquarters facility.

(3) Our Q3'18 and year-to-date 2018 tax rates include a benefit of $5 million and $12 million, respectively, relating to the enactment of the Tax Cuts and Jobs Act.

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PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended	
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
GAAP revenue	$ 314,777	$ 291,293	$ 929,303	$ 857,660
Fair value adjustment of acquired deferred subscription revenue	75	373	266	1,430
Fair value adjustment of acquired deferred services revenue	225	258	706	788
Non-GAAP revenue	$ 315,077	$ 291,924	$ 930,275	$ 859,878
GAAP gross margin	$ 233,221	$ 209,025	$ 681,158	$ 611,447
Fair value adjustment of acquired deferred revenue	300	631	972	2,218
Fair value adjustment to deferred services cost	(93)	(108)	(293)	(329)
Stock-based compensation	2,419	2,991	8,113	9,092
Amortization of acquired intangible assets included in cost of revenue	6,798	6,517	20,029	19,294
Non-GAAP gross margin	$ 242,645	$ 219,056	$ 709,979	$ 641,722
GAAP operating income	$ 21,703	$ 11,256	$ 61,540	$ 23,330
Fair value adjustment of acquired deferred revenue	300	631	972	2,218
Fair value adjustment to deferred services cost	(93)	(108)	(293)	(329)
Stock-based compensation	16,658	16,574	52,015	56,139
Amortization of acquired intangible assets included in cost of revenue	6,798	6,517	20,029	19,294
Amortization of acquired intangible assets	7,850	7,973	23,566	23,986
Acquisition-related and other transactional charges included in general and administrative costs	1,578	264	1,718	987
US pension plan termination-related costs	-	285	-	285
Restructuring charges, net	(280)	1,551	(1,014)	8,300
Headquarters relocation charges	1,907	-	2,860	-
Non-GAAP operating income [(1)]	$ 56,421	$ 44,943	$ 161,393	$ 134,210
GAAP net income (loss)	$ 16,997	$ (951)	$ 38,796	$ (11,196)
Fair value adjustment of acquired deferred revenue	300	631	972	2,218
Fair value adjustment to deferred services cost	(93)	(108)	(293)	(329)
Stock-based compensation	16,658	16,574	52,015	56,139
Amortization of acquired intangible assets included in cost of revenue	6,798	6,517	20,029	19,294
Amortization of acquired intangible assets	7,850	7,973	23,566	23,986
Acquisition-related and other transactional charges included in general and administrative costs	1,578	264	1,718	987
US pension plan termination-related costs	-	285	-	285
Restructuring charges, net	(280)	1,551	(1,014)	8,300
Headquarters relocation charges	1,907	-	2,860	-
Non-operating credit facility refinancing costs	-	-	-	1,152
Income tax adjustments [(2)]	(9,657)	(171)	(20,738)	(2,810)
Non-GAAP net income	$ 42,058	$ 32,565	$ 117,911	$ 98,026
GAAP diluted earnings (loss) per share	$ 0.14	$ (0.01)	$ 0.33	$ (0.10)
Fair value adjustment of acquired deferred revenue	-	0.01	0.01	0.02
Stock-based compensation	0.14	0.14	0.44	0.48
Amortization of acquired intangibles	0.12	0.12	0.37	0.37
Acquisition-related and other transactional charges	0.01	-	0.01	0.01
US pension plan termination-related costs	-	-	-	-
Restructuring charges, net	-	0.01	(0.01)	0.07
Headquarters relocation charges	0.02	-	0.02	-
Non-operating credit facility refinancing costs	-	-	-	0.01
Income tax adjustments	(0.08)	-	(0.18)	(0.02)
Non-GAAP diluted earnings per share	$ 0.36	$ 0.28	$ 1.00	$ 0.84
GAAP diluted weighted average shares outstanding	117,500	115,615	117,687	115,511
Dilutive effect of stock-based compensation plans	-	1,962	-	1,812
Non-GAAP diluted weighted average shares outstanding	117,500	117,577	117,687	117,323

(1) Operating margin impact of non-GAAP adjustments:

	Three Months Ended		Nine Months Ended	
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
GAAP operating margin	6.9%	3.9%	6.6%	2.7%
Fair value of acquired deferred revenue	0.1%	0.2%	0.1%	0.3%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	5.3%	5.7%	5.6%	6.5%
Amortization of acquired intangibles	4.7%	5.0%	4.7%	5.0%
Acquisition-related and other transactional charges	0.5%	0.1%	0.2%	0.1%
US pension plan termination-related costs	0.0%	0.1%	0.0%	0.0%
Restructuring charges, net	-0.1%	0.5%	-0.1%	1.0%
Headquarters relocation charges	0.6%	0.0%	0.3%	0.0%
Non-GAAP operating margin	17.9%	15.4%	17.3%	15.6%

(2) We have recorded a full valuation allowance against our U.S. net deferred tax assets and a valuation allowance against net deferred tax assets in certain foreign jurisdictions. As we are profitable on a non-GAAP basis, the 2018 and 2017 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. We have recorded the impact of the Tax Cuts and Jobs Act in our Q1'18 GAAP earnings, resulting in a non-cash benefit of approximately $7 million. In Q3'18, we increased the non-cash benefit by approximately $5 million to reflect additional guidance on the state tax implications of the Act. We have excluded this benefit from our non-GAAP results.

Page 9 of 11

PTC Inc. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) June 30, September 30, 2018 2017 ASSETS Cash and cash equivalents $ 266,552 $ 280,003 Marketable securities 54,172 50,315 Accounts receivable, net 130,079 152,299 Property and equipment, net 64,456 63,600 Goodwill and acquired intangible assets, net 1,397,119 1,440,680 Other assets 343,253 373,487 Total assets $ 2,255,631 $ 2,360,384 LIABILITIES AND STOCKHOLDERS' EQUITY Deferred revenue $ 483,951 $ 458,907 Debt, net of deferred issuance costs 693,053 712,406 Other liabilities 244,242 303,635 Stockholders' equity 834,385 885,436 Total liabilities and stockholders' equity $ 2,255,631 $ 2,360,384 Page 10 of 11

PTC Inc. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Three Months Ended Nine Months Ended June 30, July 1, June 30, July 1, 2018 2017 2018 2017 Cash flows from operating activities: Net income (loss) $ 16,997 $ (951) $ 38,796 $ (11,196) Stock-based compensation 16,658 16,574 52,015 56,139 Depreciation and amortization 22,576 21,504 65,303 64,187 Accounts receivable (10,832) 19,540 21,195 34,913 Accounts payable and accruals 243 (7,338) (38,887) (47,924) Deferred revenue 23,767 18,528 82,794 45,985 Income taxes (15,871) (3,152) (30,005) (17,832) Other (4,491) 9,208 (5,889) (21,809) Net cash provided by operating activities (1) 49,047 73,913 185,322 102,463 Capital expenditures (7,527) (4,544) (18,666) (19,333) Acquisition of businesses, net of cash acquired - (4,960) (3,000) (4,960) Purchase of intangible asset - - (3,000) - Proceeds (payments) on debt, net 50,000 - (20,000) (40,000) Proceeds from issuance of common stock - - 7,472 3,978 Payments of withholding taxes in connection with vesting of stock-based awards (10,855) (7,078) (44,797) (26,244) Proceeds from (purchase of) investments (1,000) - (1,000) 15,218 Contingent consideration (4,574) (8,343) (7,750) (11,054) Purchases of marketable securities, net 1,131 (2,013) (4,423) (733) Repurchases of common stock (100,000) (34,994) (100,000) (34,994) Other financing & investing activities - - - (184) Foreign exchange impact on cash (9,446) 5,398 (3,609) (1,397) Net change in cash and cash equivalents (33,224) 17,379 (13,451) (17,240) Cash and cash equivalents, beginning of period 299,776 243,316 280,003 277,935 Cash and cash equivalents, end of period $ 266,552 $ 260,695 $ 266,552 $ 260,695 (1) Effective the beginning of fiscal 2018, in accordance with the adoption of ASU 2016-09, "Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting," excess tax benefits are now classified as an operating activity on the statement of cash flows rather than as a financing activity. The prior period excess tax benefits have been reclassified for comparability. Page 11 of 11